Immediate Release
Contact
Ken Lamb
248.754.0884

BORGWARNER ANNOUNCES TWO-FOR-ONE STOCK SPLIT

Auburn Hills, Michigan, November 13, 2013 - The board of directors of BorgWarner Inc. (NYSE:BWA) approved a two-for-one stock split effected in the form of a stock dividend on the company’s common stock. To implement the stock split, shares of common stock will be distributed on December 16, 2013 to all shareholders of record as of the close of business on December 2, 2013. The stock split will increase the company’s outstanding shares of common stock from approximately 114 million to approximately 228 million.

Auburn Hills, Michigan-based BorgWarner Inc. (NYSE: BWA) is a technology leader in highly engineered components and systems for powertrain applications worldwide. Operating manufacturing and technical facilities in 56 locations in 19 countries, the company develops products to improve fuel economy, reduce emissions and enhance performance. Customers include VW/Audi, Ford, Toyota, Renault/Nissan, General Motors, Hyundai/Kia, Daimler, Chrysler, Fiat, BMW, Honda, John Deere, PSA, and MAN. For more information, please visit www.borgwarner.com.

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